UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12

Hampton Roads Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

To be Held May 8, 2007

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Hampton Roads Bankshares, Inc. (the “Company”) will be held at the Dominion Tower Building, 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510, on May 8, 2007, at 5:00 p.m., for the following purposes:

1.	To elect four “Class C” directors, each to serve a three year term.

2.	To ratify the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 14, 2007, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends that shareholders vote FOR approval of each of the above items.

By Order of the Board of Directors,

/s/ Tiffany K. Glenn
Tiffany K. Glenn
Secretary of the Board

April 2, 2007

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE PROMPTLY OR, YOU MAY VOTE YOUR SHARES ONLINE AT HTTPS://WWW.PROXYVOTENOW.COM/HMPR OR BY CALLING 1-866-855-9702. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY OR VOTED ONLINE OR BY TELEPHONE.

HAMPTON ROADS BANKSHARES, INC.

999 Waterside Dr., Suite 200

Norfolk, Virginia 23510

PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of Hampton Roads Bankshares, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at its 2007 Annual Meeting of Shareholders to be held on May 8, 2007, at the time and place set forth in the accompanying Notice of 2007 Annual Meeting of Shareholders and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and the enclosed Proxy are being mailed to the shareholders of the Company on or about April 2, 2007.

Use and Revocation of Proxies

If the enclosed Proxy is properly executed in time for voting at the Annual Meeting, the shares represented thereby will be voted in accordance with such instructions. If no instructions are given in an executed Proxy, the Proxy will be voted in favor of the two matters for consideration at the Annual Meeting, and in the discretion of the proxy holders as to any other matters which may properly come before the meeting. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting, unless otherwise revoked.

Execution of a Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a Proxy but for any reason desires to revoke it may do so at any time before the Proxy is exercised by filing with the Secretary of the Company an instrument revoking it or a duly exercised Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The Company will bear its own expenses incident to soliciting proxies. Directors, officers, and employees of the Company, acting without commission or other special compensation, may solicit proxies in person, by telephone or by mail. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares of common stock.

Shareholders Entitled to Vote and Vote Required

Only holders of record of the Company’s common stock at the close of business on March 14, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 10,269,030 shares of the Company’s common stock, par value $0.625 per share, outstanding and entitled to vote. Each share of outstanding common stock is entitled to one vote on all matters presented at the Annual Meeting. A majority of the outstanding shares of common stock, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of common stock entitled to vote at the Annual Meeting if a quorum is present.

Although abstentions and broker non-votes (shares held by a broker for the benefit of its customers that are not listed because the broker does not exercise voting authority or because the broker has not received specific instructions from its customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

PROPOSAL ONE

ELECTION OF DIRECTORS

OF HAMPTON ROADS BANKSHARES, INC.

Nominees for Election

The Company’s Articles of Incorporation provide that the Company will have no less than eight and no more than eighteen members of the Board of Directors. The Articles of Incorporation also divide the Company’s Board of Directors into three classes as nearly equal in number as possible. Members of each class are elected for a term of three years and until their successors are elected and qualified. The Company’s Bylaws require all directors to be shareholders of the Company and require a majority of directors to be citizens of Virginia. Four directors will be elected at the 2007 Annual Meeting of Shareholders. All four nominees are “Class C” directors and will serve until the 2010 Annual Meeting of Shareholders. All nominees were nominated by the Company’s Nominating Committee and approved by the Board of Directors. The Company currently has ten members of its Board of Directors.

The election of each nominee requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote. Proxies received from Company shareholders will be voted for the election of such nominees unless marked to the contrary. A shareholder of the Company who desires to withhold voting of the proxy for all or one or more nominees may so indicate on his or her proxy. All of the nominees currently are members of the Company’s Board of Directors and all have consented to be named and have indicated their intent to serve if elected. If any nominee becomes unable to serve, an event which is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Company’s Board of Directors, or the number of directors will be reduced.

The name, age, and principal occupation during the past five years of each nominee and director of the Company are set forth in the chart below:

Name	Age	Principal Occupation	Director Since (1)
Nominees for Election of “Class C” Directors with Terms Expiring in 2010

Herman A. Hall, III	58	Managing Member, Hallmark Development, LLC	1987
W. Lewis Witt	64	Owner, Inner-View, Ltd.	1992
Robert R. Kinser	55	Attorney at Law, Basnight, Kinser, Telfeyan, Leftwich & Nuckolls, P.C.	2006
Jordan E. Slone	45	Chairman and Chief Executive Officer, Harbor Group International	2006

Incumbent “Class B” Directors with Terms Expiring in 2009

Jack W. Gibson	56	President and Chief Executive Officer, Hampton Roads Bankshares, Inc.	1987
Douglas J. Glenn	40	Attorney at Law, Pender & Coward, P.C.; General Counsel and Secretary, Geeks on Call America, Inc.	2006

Patricia M. Windsor	63	Retired, Secretary-Treasurer, Lakeside Construction Corporation	2003

Incumbent “Class A” Directors with Terms Expiring in 2008

Roland Carroll Smith, Sr.	66	President and Chief Executive Officer, Hearndon Construction Corporation	2006
Bobby L. Ralph	67	Former Director of Social Services, City of Suffolk	1997
Emil A. Viola	71	Chairman of the Board-Treasurer, Vico Construction Corporation	1987

(1)	In 2001, Bank of Hampton Roads (the “Bank”), completed a Plan of Reorganization pursuant to which each share of Bank common stock was exchanged for a share of the Company’s common stock and the Bank became a wholly owned banking subsidiary of the Company (the “Plan of Reorganization”). The effective date of the Plan of Reorganization was July 1, 2001. The director-nominees serve on the Company’s Board of Directors and on the Bank’s Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank’s Board of Directors.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE NOMINEES SET FORTH ABOVE.

Beneficial Ownership of Directors, Executive Officers and Principal Shareholders of the Company

The following table sets forth for (1) each director-nominee, each incumbent director, and the executive officers named in the Summary Compensation Table, (2) all directors and executive officers as a group, and (3) each beneficial owner of more than 5% of Company common stock: (i) the number of shares of Company common stock beneficially owned on March 14, 2007, and (ii) such person’s or group’s percentage ownership of outstanding shares of Company common stock on such date. Except as set forth below, the Company is not aware of any other shareholder that beneficially owns 5% or more of the outstanding shares of Company common stock. All of the Company’s directors and executive officers receive mail at the Company’s principal executive office at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Ds filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Directors:
Jack W. Gibson	505,157.71	(2)	4.78%
Herman A. Hall, III	170,755.62	(3)	1.65%
W. Lewis Witt	103,640.86	(4)	1.01%
Patricia M. Windsor	28,126.26	(5)	0.27%
Bobby L. Ralph	49,697.01	(6)	0.48%
Emil A. Viola	469,941.29	(7)	4.58%

Douglas J. Glenn	63,662.47	(8)	0.62%
Roland Carroll Smith, Sr.	103,651.87	(9)	1.01%
Robert R. Kinser	65,184.17	(10)	0.63%
Jordan E. Slone	89,987.00	(11)	0.88%

Non-Director Executive Officers (not included above):
Donald W. Fulton, Jr.	28,235.38	(12)	0.27%
Gregory P. Marshall	72,309.05	(13)	0.70%
Julie R. Anderson	70,054.72	(14)	0.68%
Renee’ R. McKinney	80,473.33	(15)	0.78%

All Directors and Executive Officers, as a group (15 persons)	1,900,876.74	(16)	17.44%

Beneficial Owner of More than 5% of Company stock:
John Sheldon Clark 1633 Broadway, 30th Floor New York, NY 10019	540,000.00	(17)	5.26%

(1)	Applicable percentages are based on 10,269,030 shares outstanding on March 14, 2007. Also includes shares of common stock subject to options as of March 14, 2007. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 288,874 options to purchase shares, 5,806.08 shares of restricted stock held by the Company for Jack W. Gibson, 38,088.89 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 4,430.72 shares owned by M. Joyce Gibson (wife), 3,944.65 shares owned by Jacqueline A. Gibson (daughter), 20,738.43 shares held in a Rabbi Trust for Jack W. Gibson and 27,658.12 shares held in an IRA for Jack W. Gibson.
(3)	Includes 50,013 options to purchase shares, 5,871.37 shares of restricted stock held by the Company for Herman A. Hall, III and 56,341.19 shares held in an IRA for Herman A. Hall, III.
(4)	Includes 29,069 options to purchase shares, 617.63 shares of restricted stock held by the Company for W. Lewis Witt, 13,930.38 shares owned jointly by W. Lewis Witt and Judith W. Witt (wife), 1,769.80 shares held in an IRA for W. Lewis Witt, 6,375.17 shares held in an IRA for Judith W. Witt, 74.81 shares owned by Inner-View, Ltd., a company owned by W. Lewis Witt and 47,994.00 shares held by Inner-View, Ltd. in a profit sharing plan for W. Lewis Witt.
(5)	Includes 2,000 options to purchase shares and 5,462.49 shares of restricted stock held by the Company for Patricia M. Windsor.
(6)	Includes 39,949 options to purchase shares and 5,674.11 shares of restricted stock held by the Company for Bobby L. Ralph.

(7)	Includes 2000 options to purchase shares, 5,799.07 shares of restricted stock held by the Company for Emil A. Viola, 98,763.46 shares held in an IRA for Emil A. Viola, 3,500.00 shares held in the Viola Foundation and 56,749.18 shares held in the Michael C. Viola Children’s Trust.
(8)	Includes 12,000 options to purchase shares, 32,096 options to purchase shares by Tiffany K. Glenn (wife), 3,249.31 shares held in the Company’s 401(k) Profit Sharing Plan and Trust for Tiffany K. Glenn, 4,509.94 shares held in a rabbi Trust for Tiffany K. Glenn, 1,548.23 shares owned jointly by Douglas J. Glenn and Tiffany K. Glenn, 408.32 shares owned by Grayson Glenn (son) and 408.49 shares owned by Bayler Glenn (daughter).
(9)	Includes 12,000 options to purchase shares, 16,683.40 shares owned jointly by Roland Carroll Smith, Sr. and Jacqueline M. Smith (wife), 16,512.61 shares owned by Jacqueline M. Smith, 4,939.17 shares held by Roland Carroll Smith, Sr. as custodian for Harrison D. Smith (grandson), 9,770.37 shares held by Roland Carroll Smith, Sr. as custodian for Erinn M. Smith (granddaughter), 9,770.37 shares held by Roland Carroll Smith, Sr. as custodian for Meaghan C. Smith (granddaughter) and 33,975.95 shares owned by Hearndon Construction, a company owned by Roland Carroll Smith, Sr.
(10)	Includes 12,000 options to purchase shares, 239.62 shares owned jointly by Robert R. Kinser and Karen W. Kinser (wife), 348.87 shares owned by Karen W. Kinser, 9,113.86 shares owned by Luke E. Kinser (son), 9,032.81 shares owned by Sarah Kinser (daughter) and 356.59 shares owned by James T. Kinser (brother).
(11)	Includes 12,000 options to purchase shares, 1,500.00 shares held by the 2003 Irrevocable Slone Children’s Trust, 30,000.00 shares held by Garden Capital Acquisitions, LLC, a company operated by Jordan E. Slone, and 14,863.00 shares held by Slone Investments.
(12)	Includes 15,608 options to purchase shares, 3,150.49 shares held in a Rabbi Trust for Donald W. Fulton, Jr. and 1,676.89 shares held in the Company’s 401(k) Profit Sharing Plan and Trust.
(13)	Includes 34,187 options to purchase shares, 5,219.04 shares of restricted stock held by the Company for Gregory P. Marshall, 4,015.83 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 13,114.87 shares owned jointly by Gregory P. Marshall and Mary E. Marshall (wife), 8,292.29 shares held in a Rabbi Trust for Gregory P. Marshall and 7,480.02 shares held in a Simplified Employee Pension for Gregory P. Marshall.
(14)	Includes 44,914 options to purchase shares, 5,219.04 shares of restricted stock held by the Company for Julie R. Anderson, 6,678.43 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 1,300.00 shares held in an IRA for Julie R. Anderson, 7,838.73 shares held in a Rabbi Trust for Julie R. Anderson and 2,108.52 shares owned jointly by Julie R. Anderson and Douglas A. Anderson (husband).
(15)	Includes 41,227 options to purchase shares, 5,219.04 shares of restricted stock held by the Company for Renee’ R. McKinney, 13,472.09 shares held in the Company’s 401(k) Profit Sharing Plan and Trust, 663.66 shares held by Jamie N. McKinney (daughter), and 3,684.45 shares held in a Rabbi Trust for Renee’ R. McKinney.
(16)	Includes 660,937 options to purchase shares.

(17)	Includes 135,000 shares owned by his spouse, as set forth in a Schedule 13D filed with the Securities and Exchange Commission on January 19, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section l6(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with in 2006, except for the following. Due to miscommunications from his broker, Herman A. Hall, III was from three to fifteen business days late in reporting six transactions to purchase a total of 20,412 shares beginning on March 9, 2006 and ending on May 8, 2006. Such transactions were reported on March 17, 2006 through June 2, 2006.

Executive Officers

The following sets forth the names, ages and business experience for the past five years of the Company’s executive officers and the date each executive officer became employed by the Company.

•

Julie R. Anderson, 48, has been employed by the Bank since 1999. She was promoted from Vice President and Area Loan Executive to Senior Vice President and Chief Credit Officer in April 2001. She has worked in practically all facets of the banking industry, including experience in commercial, consumer, dealer and construction lending.

•

Donald W. Fulton, Jr., 60, became Senior Vice President and Chief Financial Officer of the Company and Senior Vice President and Chief Administrative Officer of the Bank during 2003. In 2002 and a portion of 2003, Mr. Fulton was an independent consultant to financial services and other companies.

•

Jack W. Gibson, 56, has been President, Chief Executive Officer and a director of the Company since the Company’s inception in 2001 and President, Chief Executive Officer and a director of the Bank since the Bank’s inception in 1987.

•

Tiffany K. Glenn, 37, has worked for the Bank since 1993 in various positions, including accounting, stock transfer, and marketing. She was promoted to Senior Vice President, Marketing Officer and Secretary in 1999.

•	Gregory P. Marshall, 48, began his employment with the Bank in 2001 as Senior Vice President and Commercial Loan Officer.

•

Renee’ R. McKinney, 42, has been employed by the Bank since its inception. She has worked in practically all facets of the banking industry and was promoted to Senior Vice President and Branch Administrator in 1998.

Corporate Governance

The Board of Directors in its business judgment has determined that the following seven of its 10 members are independent as defined under the NASDAQ Stock Market’s listing standards: Patricia M. Windsor, Roland Carroll Smith, Sr., Bobby L. Ralph, Emil A. Viola, Herman A. Hall, III, W. Lewis Witt, and Robert R. Kinser. In reaching this conclusion, the Board considered that we and our subsidiaries provide services to, and otherwise conduct business with, certain members of the Board of Directors or members of their immediate families or companies with which members of the Board of Directors are affiliated. These transactions are discussed in greater detail in the “Certain Relationships and Related Transactions” section or this report.

Consistent with the NASDAQ Stock Market’s listing standards, we consider the following as impairing a Director’s independence:

•	A Director who is our employee, or whose immediate family member is an executive officer.

•	A Director who receives, or whose immediate family member receives, more that $100,000 per year in direct compensation from us, other than director or committee fees.

•	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, our present or former internal or external auditor.

•	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on the company’s compensation committee.

•

A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, or a company that makes payment to, or receives payment from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Except for Douglas J. Glenn and Jordan E. Slone, none of our non-employee Directors, their immediate family members, or employee, are engaged in such relationships with us.

The Board considered the following transactions between us and certain of our Directors or their affiliates and determined that such transactions did not impair the Director’s independence under the above standard:

•	Loans made by us to certain Directors and their associates in the ordinary coarse of business.

•

Payments made to Vico Construction Corporation and Viola Commercial Group, LLC, businesses affiliated with Emil A. Viola, which were under $1 million and 2% of such company’s consolidated gross revenues.

•	Payments made to Greenbrier Self Storage, a business affiliated with W. Lewis Witt, which were under $1 million and 2% of such company’s consolidated gross revenues.

Information About Shareholders

The Board of Directors has not established a written policy regarding communications with shareholders. A formal policy has not been adopted because directors have periodic contact with shareholders through business, personal, and community-based activities. Although not prescribed in a policy, shareholders may communicate with the Board through written communications addressed to the Company’s executive office at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

Board and Committee Meetings

The business of the Company is managed under the direction of the Board of Directors. The Board generally meets twice a month and held 24 meetings in 2006. During 2006, each member of the Board participated in at least 75% of all Board meetings and at least 75% of all meetings of committees on which he or she served. The Board does not have a policy regarding attendance at annual shareholders’ meetings. However, Board members are encouraged to attend such meetings and at the annual meeting held on April 25, 2006, all Board members were in attendance. Set forth below is certain information on the members and duties of the various Board committees.

The Board of Directors has established an Audit Committee, Compensation Committee, Education Committee, Nominating Committee, Site Selection Committee, Executive Committee and Compliance Committee. All committee meetings are scheduled by the committee chairpersons as deemed necessary.

Audit Committee

The Audit Committee consists of Herman A. Hall, III, Patricia M. Windsor, and W. Lewis Witt. The Board of Directors has determined that each of these directors is an “independent director” as that term is defined under the NASDAQ Stock Market’s listing standards and the requirements of the Securities and Exchange Commission. The Audit Committee has determined that Herman A. Hall, III meets the qualifications of an “audit committee financial expert” as defined under final rules adopted by the Securities and Exchange Commission.

The Audit Committee’s charter is attached as an appendix to this Proxy Statement. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the independent auditor of the Company. It also must pre-approve all audit and non-audit services provided by the firm of independent auditors. The Committee acts as the intermediary between the Company and the independent auditor and reviews the reports of the independent auditor. The Audit Committee held eight meetings in 2006. See “Audit Committee Report” below.

Compensation Committee

The Compensation Committee consists of Emil A. Viola, Herman A. Hall, III, and W. Lewis Witt, all of whom the Board of Directors has determined are independent under standards set by the NASDAQ Stock Market. The Compensation Committee’s charter is attached as an appendix to this Proxy Statement. The Committee reviews the compensation of all executive officers, determines the compensation package for the President and Chief Executive Officer and administers the Company’s compensation programs. The Compensation Committee held three meetings in 2006. See “Compensation Discussion and Analysis” and Compensation Committee Report” below.

Education Committee

The Education Committee consists of W. Lewis Witt and Robert R. Kinser. The Committee reviews and approves requests from employees for education reimbursement and specialized training. The Education Committee held one meeting in 2006.

Nominating Committee

The Nominating Committee consists of Emil A. Viola, W. Lewis Witt and Herman A. Hall, III. The Board of Directors has determined that all members of the Nominating Committee are independent as defined under the NASDAQ Stock Market’s listing standards and the requirements of the Securities and Exchange Commission. The function of this committee is to identify and present nominees for membership on the Board of Directors. The Nominating Committee did not hold any meetings in 2006. The four Director seats filled during 2006 were selected by the full Board of Directors.

The Nominating Committee’s charter is attached as an appendix to this Proxy Statement. The Board of Directors relies on the discretion of the Nominating Committee members to identify potential nominees from sources that they deem appropriate. The Nominating Committee has not formulated specific criteria for nominees, but it considers qualifications that include, but are not limited to, ability to serve, conflicts of interest, and other relevant factors. In consideration of the fiduciary requirements of a Board member, and the relationship of the Company and its subsidiaries to the communities it serves, the Committee places emphasis on character, ethics, financial stability, business acumen, and community involvement among other criteria it may consider. In addition, as a financial services holding company, the Company is regulated by the Federal Reserve and the Bureau of Financial Institutions of the State Corporation Commission of the Commonwealth of Virginia. Directors and director-nominees are subject to various laws and regulations pertaining to financial holding companies including a minimum stock ownership requirement.

The Committee utilizes a variety of resources in identifying nominees including individuals who serve the Company and its subsidiaries on advisory boards, recommendations of management and other Board members, and other business or community leaders who may be qualified to serve. The Nominating Committee may consider recommendations from shareholders, but has not established a formal process for doing so. A formal process has not been adopted because directors have historically had periodic contact with shareholders through business, personal, and community-based activities. Shareholders may contact any Director with a recommendation for a nominee. Under the Company’s Bylaws, shareholders may submit nominees for director. For additional information regarding the requirements for shareholder nominations, see “Submission of Proposals and Other Matters Related to 2008 Annual Meeting” elsewhere in this Proxy. The Company has not paid a third party to assist in identifying, evaluating, or otherwise assisting in the nomination process.

Architectural Committee

The Architectural Committee consists of Roland Carroll Smith, Sr., Robert R. Kinser and Herman A. Hall, III,. The Committee was formed to review the desirability of future branch locations and make recommendations to the full Board accordingly. The Site Selection Committee did not hold any meetings in 2006.

Executive Committee

The Executive Committee, which meets informally if necessary, consists of Emil A. Viola, Herman A. Hall, III, and Jack W. Gibson. The Committee is charged with setting the format and guidelines for the meetings of the Board of Directors and the meetings of committees of the Board of Directors. The Executive Committee held one meeting in 2006.

Compliance Committee

The Compliance Committee consists of Bobby L. Ralph, Patricia Windsor and W. Lewis Witt. The function of this committee is to monitor the compliance of the Company and its subsidiaries with applicable laws and regulations. The Compliance Committee held three meetings in 2006.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including internal control over financial reporting. In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and that the Company’s internal control over financial reporting is effective. The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgment about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences. In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Committee discussed with the Company’s internal and independent auditors the overall scope and specific plans for their respective audits.

The Audit Committee meets with the internal and independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Committee desired by the internal auditors or independent accountants. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission (“SEC”). In addition, as of December 31, 2006, the Company carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Rule 13a-15(e) of the Securities Exchange Act of 1934, as amended. Based upon that evaluation, the Committee, along with the Company’s Chief Executive Officer and Chief Financial Officer, concluded that the Company’s disclosure controls and procedures are effective in timely alerting them to material information relating to the Company required to be included in the Company’s Exchange Act filings. The Committee and the Board also have recommended, subject to shareholder ratification, the selection of the Company’s independent auditors, Yount, Hyde & Barbour, P.C.

Herman A. Hall, III, Chairman

Patricia M. Windsor

W. Lewis Witt

Certain Relationships and Related Transactions

During 2006, some director-nominees, directors and executive officers of the Company, their affiliates and members of their immediate families were customers of and had loan transactions with the Company in the normal course of business and are expected to continue to have customer relationships with the Company in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than a normal risk of collectibility or present other unfavorable features. At December 31, 2006 and 2005, loans to executive officers, directors and their associates amounted to $22,547,499 and $9,321,517, respectively. During 2006, additional loans and repayments of loans by executive officers, directors and their associates were $16,659,089 and $3,433,107, respectively. There were no loans made to directors, or to entities of which directors are material shareholders or equity owners, which were in excess of 15% of the Bank’s equity capital account.

Douglas J. Glenn, a director, is the spouse of Tiffany K. Glenn, the Company’s Senior Vice President, Marketing Officer and Secretary. For more information about Ms. Glenn, please see “Executive Officers” above. Mr. Glenn is also an attorney in the law firm Pender & Coward, P.C., which provided legal services for the Company. The fees paid by the Company to Pender & Coward, P.C. in calendar year 2006 did not exceed 5% of the law firm’s gross revenues for the year. Pender & Coward, P.C., continues to provide legal services to us during 2007.

Jordan E. Slone, a Director and nominee, is a manager of two limited liability companies that indirectly manage the co-owners of the Dominion Tower at 999 Waterside Drive, Norfolk, Virginia 23510. We have leased the second floor of the Dominion Tower for our executive offices and a first floor branch office since August 2005. Our lease expires in September 2016, and we have one renewal option for a period of seven years. We pay rent under this lease in the amount of $42,962 per month. Rent payments began in October 2006 and totaled $109,485 for the year. It is expected that the rent paid will exceed 5% of the gross revenues of the entities that own Dominion Tower. The terms of this lease are substantially similar to the terms of leases that are the result of “arms length” negotiations between unrelated parties, and the rent is comparable to current market rates.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee reviews the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices and programs, for the Company’s executive officers. We evaluate the performance of the Company’s CEO, and with the assistance of the CEO, the performance of the other executive officers.

Our intent is to offer compensation packages that will attract and retain high quality personnel for our organization. We want to provide our employees with incentives that will align their interests with the long term and short term goals of the organization as a whole. Several components of our compensation packages include vesting periods and stock ownership which are designed to promote loyalty and longevity among employees. We wish to reward those employees who are excelling in their respective positions and, by so doing, ensure the future profitability of our company.

Our compensation packages currently consist of the following elements:

Salary: We consider many factors in determining the salary component for each of the executive officers. Because one of our objectives is to attract and retain high quality personnel, we conduct surveys of other financial institutions within our region taking into account asset size and revenue base to ensure that we are comparing ourselves to similar organizations. We then compute a range of salaries for each of the executive officer positions using the average salary paid to executives with similar job responsibilities at these surveyed financial institutions. Salary for each executive officer is then determined based on his or her individual and group achievements during the preceding year and include judgments based on performance evaluations, regulatory examination results, efficiency in performance of duties, and demonstrated leadership skills. Decisions to increase or decrease compensation materially from the prior period are influenced by the amount of new responsibilities taken on by the executive officers and their contributions to the profitability of the Company.

When determining the 2006 salary for the CEO and the other executive officers, we measured the following financial accomplishments during 2005:

a)	An increase in net income of 33% over 2004.

b)	An increase in book value per share of 10% over 2004.

c)	An increase in assets of 19% over 2004.

d)	An increase in average loans of 22% over 2004.

e)	An increase in deposits of 19% over 2004.

We also factored in the following non-financial accomplishments during 2005:

a)	The move of our executive offices to the Dominion Tower building in downtown Norfolk, Virginia where our new logo is affixed to the top of all four sides of the building. This move provides us with greater visibility and status.

b)	The opening of two new branch locations, one in the Great Bridge area of Chesapeake, Virginia and the other in the lobby of the Dominion Tower building. Each of these branches has proven to be a successful addition to our branch network with $18 million and $17 million, respectively, in branch deposits as of December 31, 2006.

2006 Executive Officer Bonus Plan: In order to align our executive officers’ interests with the long term and short term goals of the organization as a whole, we pay cash bonuses based upon our annual financial performance. On November 22, 2005, the Compensation Committee of the Board of Directors approved the structure of the awards that were granted in 2006. Among the employees eligible to receive bonuses under this program are executive officers Jack W. Gibson, Donald W. Fulton, Jr., Tiffany K. Glenn, and Renee’ R. McKinney. Julie R. Anderson and Gregory P. Marshall received bonuses under the 2006 Senior Lending Officer Bonus Guidelines discussed below and, therefore, did not receive bonuses under the 2006 Executive Officer Bonus Plan. Under this structure, cash bonuses were paid based upon levels of achievement in six key financial measures. According to this plan, a minimum return on average assets of 1% must be achieved for the year for cash bonuses to be paid. The financial measures tracked for the 2006 Executive Officer Bonus Plan were: return on average shareholders’ equity, return on average assets, efficiency ratio, earnings per share growth, average asset growth, and credit quality. Within each category, various performance thresholds were established and the bonus percentages were scaled accordingly. We recommended, and the Board of Directors approved, a modification of the calculation of awards under the 2006 Executive Officer Bonus Plan to take into consideration growth based initiatives undertaken during the year such as listing our common stock on the and relocating the executive offices to the Dominion Tower building in downtown Norfolk.

2006 Senior Lending Officer Bonus Guidelines: In order to ensure that senior lending officers are focusing their attention on those activities that we have determined will best maximize the profitability of the organization, we have developed a bonus plan to reward the senior lending officers for reaching certain performance objectives. On August 8, 2006, the Compensation Committee of the Board of Directors approved the 2006 Senior Lending Officer Bonus Guidelines. Among the employees eligible to receive bonuses under this program are executive officers Julie R. Anderson and Gregory P. Marshall. The guidelines contain both organizational and individual performance objectives. Under the guidelines, we must achieve a minimum return on average assets of 1.20% or a minimum return on average equity of 10% for the year for the maximum cash bonuses to be paid. Individual performance measures include obtaining growth goals, cross selling other products and generating fee income, and satisfactory management of loan portfolios, including satisfactory levels of credit quality.

2006 Stock Incentive Plan: We strongly encourage all Directors and employees to own stock in the Company. We feel that stock ownership among employees fosters loyalty and longevity and is an excellent method for aligning employee interests with the long term goals of the organization and our shareholders. In order to facilitate stock ownership, the Compensation Committee of the Board of Directors adopted the 2006 Stock Incentive Plan on March 14, 2006. This plan was approved by the shareholders of the Company at the April 25, 2006 Annual Meeting of Shareholders. Under the plan, shares of our common stock may be issued to our Directors, officers, key employees, consultants and advisors in the form of restricted stock awards, incentive stock awards, incentive stock options and non-statutory stock options. Each type of award under the plan is subject to different requirements and the awards may be conditioned by the performance of the officers and their contribution to the performance of the Company. The plan provides that no person shall be granted incentive stock options worth more than $100,000 based on their exercise price or 50,000 shares of restricted stock or stock options during any calendar year.

We grant stock options to Directors and employees under our incentive programs once per year. Determinations as to the number of stock options and the vesting schedules of stock options granted to each Director and employee are made by the Compensation Committee in November of each year. We may take into consideration the profitability of the Company, the contributions made by each Director and employee during the year and the number of shares of our common stock currently outstanding when making our determinations. The exercise price for stock option grants is the market price for our common stock on December 31 of the year under review. During 2006, all employees’ performances were reviewed and each employee was placed in a category ranging from no stock options awarded to a maximum of 25,000 stock options awarded. During 2006, all Directors were granted the same number of stock options with the exception of Mr. Kinser, Mr. Slone, Mr. Glenn, and Mr. Smith who each received an additional 10,000 stock options.

Executive Savings Plan: We have implemented an Executive Savings Plan with executive officers and certain other officers whereby an initial contribution of the officer’s salary made by the officer will be matched 100% each year by us as long as the officer’s employment with us continues and the officer is in good standing. The total expense to the Company for the Executive Savings Plan match during 2006 was $217,000. The purpose of this plan is to promote employment longevity and to provide key employees with a retirement savings vehicle. The contributions and matching funds initially were invested in a certificate of deposit bearing an interest rate equivalent to the highest interest rate paid on a certificate of deposit in our subsidiary bank. The plan provided for 100% vesting on January 2008. During 2006, this plan was amended to allow the officers to make an election to move existing balances into a Rabbi Trust designed to purchase and hold shares of employer common stock. The amendment also accelerated vesting of the plan assets. In addition, the amendment permitted participants to make an additional contribution to their savings plan accounts that would increase their total contribution to a maximum of 10% of their current salary. Contributions into the plan subsequent to this election may be used to purchase employer stock or may be placed in savings accounts for the benefit of each individual participant. Dividends paid on common stock held in the plan are reinvested. Amounts may only be withdrawn from the plan upon termination of employment at which time the participant may elect to take the distribution as a lump sum payment or in annual installments. The plan also provides for additional payments to be made to the officers upon termination of employment following a change of control of the Company. Additional information regarding these payments can be found further in this document.

Profit Sharing Plan: We have a defined contribution 401(k) plan for all full-time employees who are 21 years of age and have completed one year of service. Under the plan, employees under the age of 50 may annually contribute up to $15,000 and employees 50 years and older may annually contribute up to $20,000. We will match 100% of the employees’ yearly contributions up to 4% of their respective annual salaries. We may also make an additional discretionary contribution; however, contributions by us will not exceed the maximum amount deductible annually for federal income tax purposes.

Supplemental Retirement Agreements: We entered into a Supplemental Retirement Agreement with Mr. Gibson on January 1, 1993. The purpose of the agreement is to provide a retirement vehicle for Mr. Gibson that will reward his years of service to the Company. Under this agreement, Mr. Gibson is eligible to receive an annual benefit payable in 15 installments equal to 50% of his benefit computation base following the attainment of his plan retirement date, November 9, 2010. The benefit computation base is calculated as his average compensation including bonuses from us over the three consecutive completed calendar years just prior to the year of retirement or termination. The estimated annual benefits payable upon retirement at the plan retirement date are $317,981. Partial vesting began on January 1, 1998 and will continue until January 1, 2008.

During 2005, we entered into supplemental retirement agreements with Renee’ R. McKinney, Gregory P. Marshall, and Julie R. Anderson. The purpose of these agreements is to provide a retirement vehicle to these key employees that will reward their years of service to the Company. Under these agreements, they are each eligible to receive an annual benefit payable in 15 installments each equal to $50,000 following the attainment of their plan retirement date. For purposes of these agreements, the plan retirement date is the first day of the month immediately following the date the participant attains age 65 for those officers who have attained age 45 as of the date they became a participant. In the case of all other participants, the first day of the month immediately following the date the participant attains age 60 is considered the plan retirement date.

The executive officers do not play a role in the compensation process except for the CEO, Jack W. Gibson, who presents information regarding the other executive officers to the compensation committee for their consideration. Mr. Gibson is not present while the compensation committee deliberates on his compensation package.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management and, based upon that discussion, we recommend that the section be included in the Company’s annual report on Form 10-K and proxy statement.

Emil A. Viola, Chairman

Herman A. Hall, III

W. Lewis Witt

Summary Compensation Table

The following table presents the compensation expense related to each of the named executive officers for 2006. Some of the columns included in this table do not represent payments made to the named executive officers. There were no stock awards made to named executive officers during 2006.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compen- sation (g) ($)	Total Cash Compensation (Subtotal of Salary and Non-Equity Incentive Plan Compensation ($)	Option Awards (f) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (h) ($)	All Other Compen- sation ($)		Total ($)
Jack W. Gibson President and CEO	2006	$410,000	$174,250	$584,250	$58,320	$349,655	$86,044	(a)	$1,078,269

Donald W. Fulton, Jr. SVP and CFO	2006	140,000	59,500	199,500	16,200	—	33,244	(b)	248,944

Gregory P. Marshall SVP and Commercial Loan Officer	2006	160,000	95,064	255,064	10,800	16,007	42,766	(c)	324,637

Julie R. Anderson SVP and Chief Credit Officer	2006	160,000	124,081	284,081	16,200	16,189	38,354	(d)	354,822

Renee’ R. McKinney SVP and Branch Administrator	2006	115,000	48,875	163,875	10,800	14,792	32,176	(e)	221,643

(a)	This amount includes directors fees of $18,800, a contribution to the Executive Savings Plan account of $34,560, a discretionary contribution to the 401(k) account of $8,537, matching contributions to the 401(k) account of $8,800, dividends paid to the Rabbi Trust account, interest paid on the Executive Savings Plan account, club dues paid, and personal use of a company automobile.
(b)	This amount includes a contribution to the Executive Savings Plan account of $10,000, a discretionary contribution to the 401(k) account of $7,380, matching contributions to the 401(k) account of $7,863, dividends paid to the Rabbi Trust account, interest paid on the Executive Savings Plan account, and personal use of a company automobile.
(c)	This amount includes a contribution to the Executive Savings Plan account of $14,080, a discretionary contribution to the 401(k) account of $8,537, matching contributions to the 401(k) account of $8,800, dividends paid to the Rabbi Trust account, interest paid on the Executive Savings Plan account, dividends on non-vested stock, and personal use of a company automobile.

(d) This amount includes a contribution to the Executive Savings Plan account of $12,800, a discretionary contribution to the 401(k) account of $8,537, matching contributions to the 401(k) account of $8,800, dividends paid to the Rabbi Trust account, interest paid on the Executive Savings Plan account, dividends on non-vested stock, and personal use of a company automobile.

(e) This amount includes a contribution to the Executive Savings Plan account of $8,436, a discretionary contribution to the 401(k) account of $5,748, matching contributions to the 401(k) account of $6,541, dividends paid to the Rabbi Trust account, interest paid on the Executive Savings Plan account, dividends on non-vested stock, and personal use of a company automobile.

(f) This column represents the expense to the Company related to stock options granted during 2006. The expense was calculated according to Statement of Financial Accounting Standard No. 123R. Additional information regarding stock-based compensation expense can be found in the Notes to Consolidated Financial Statements filed with our 2006 Annual Report. Stock options granted to employees and Directors during 2006 have exercise prices equal to the market value of our common stock on the grant date.

(g) This column represents the amounts paid to named executive officers under the Executive Officer Bonus Plan and the Senior Lending Officer Bonus Guidelines.

(h) This column represents the change in the benefit obligation for the Supplemental Retirement Agreements from December 31, 2005 to December 31, 2006. These amounts were expensed during 2006 and a liability was recorded on the Company’s balance sheet which represents the present value of payments that will be made to employees under the Supplemental Retirement Agreements upon their retirement. We have funded the Supplemental Retirement Agreements within this column with life insurance policies which name the company as beneficiary. These life insurance policies will reimburse the Company for all expenses related to the Supplemental Retirement Agreements including the policy premiums and the payments made to employees upon their retirement.

We have entered into an employment agreement with Mr. Gibson which was renewed in 2002. Under the agreement, Mr. Gibson’s salary is determined each year by the compensation committee, but in no event will be less than $50,000. Mr. Gibson’s employment agreement also provides that Mr. Gibson may receive other compensation and benefits as the board of directors elects to provide to all of our employees. The employment agreement between us and Mr. Gibson is for a five year term and is renewed automatically for additional five year terms, unless we notify Mr. Gibson at the end of the fourth year of a five-year term of our intention not to renew the employment agreement.

If we terminate Mr. Gibson’s employment without cause, as defined in the agreement, we are required to pay, over a twelve month period, an amount equivalent to his base salary plus director fees earned in the twelve months preceding termination. If Mr. Gibson should terminate his employment for “good reason,” as defined in the agreement and which includes “change of control,” he would be entitled to receive a severance payment equivalent to three times his base amount minus one dollar plus the present value of any other payments in the nature of compensation. In addition, he would be eligible to continue to participate in our benefit programs, or their equivalent, for a period of up to three years. To the extent it is determined that the severance payment together with any other payments or benefits would be subject to the excise tax imposed under the Internal Revenue Code, the Company will compensate him for such taxes. The severance payment would be made over a 60 month period.

We have also entered into employment agreements with the other executive officers. The terms and conditions of these employment agreements are similar to those of Mr. Gibson’s employment agreement described above, except that there are no provisions regarding minimum salary and Mr. Fulton’s, Mr. Marshall’s, and Ms. Anderson’s agreements contain certain prohibitions of competitive activities.

Grants of Plan-Based Awards Table

The following table presents stock options granted to the named executive officers during 2006.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)
Jack W. Gibson	12/31/06	11/27/06	27,000	(a)	$12.00
	1/1/06		1,737	(b)	10.65

Donald W. Fulton, Jr.	12/31/06	11/27/06	7,500		12.00

Gregory P. Marshall	12/31/06	11/27/06	5,000		12.00

Julie R. Anderson	12/31/06	11/27/06	7,500		12.00

Renee’ R. McKinney	12/31/06	11/27/06	5,000		12.00

(a)	Mr. Gibson’s December 31, 2006 grant of stock options includes 25,000 for his service as President and CEO during 2006 and 2,000 for his service as a Director.
(b)	Mr. Gibson’s January 1, 2006 grant of stock options related to the deferral of his directors’ fees.

On November 27, 2006, the Compensation Committee approved the grant of stock options to employees and Directors, assuming that, in accordance with established policy, they remain employees in good standing as of December 31, 2006. The exercise price is the market price of our common stock as of December 31, 2006. The grant date was established as December 31, 2006 as this was the date that the employees began to benefit from or be adversely affected by changes in the share price and all other conditions for a grant date were satisfied. We used the fair-value method to account for stock-based compensation and the fair value of stock options was estimated at the date of grant using a lattice option pricing model. The assumptions used to value the stock options granted to executive officers and Directors during 2006 were as follows: risk-free interest rate of 4.68%, volatility of 18.40%, dividend yield of 3.33%. Mr. Gibson’s options have a four year vesting schedule, Mr. Fulton’s options have a three year vesting schedule, and Mr. Marshall’s, Ms. Anderson’s, and Ms. McKinney’s options have five year vesting schedules. We expense the stock options ratably over the vesting schedules.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents outstanding stock option and non-vested stock awards as of December 31, 2006.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jack W. Gibson		27,000	$12.00	12/31/16
	1,737		10.65	1/1/16
	22,981		10.65	12/31/15
	3,467		9.75	1/1/15
	2,579		8.44	12/31/14
	19,831		9.75	12/31/14
	3,030		5.05	1/1/14
	2,531		8.77	12/31/13
	21,895		10.10	12/31/13
	4,806		4.00	1/1/13
	2,466		7.09	12/31/12
	24,876		8.00	12/31/12
	4,838		4.00	1/1/12
	2,406		7.03	12/31/11
	17,788		8.00	12/31/11
	4,038		4.00	1/1/11
	2,399		6.53	12/31/10
	25,788		8.00	12/31/10
	4,183		4.38	1/1/10
	2,391		7.43	12/31/09
	26,849		8.75	12/31/09
	2,712		5.90	1/1/09
	2,373		10.25	12/31/08
	24,322		11.80	12/31/08
	3,306		3.75	1/1/08
	28,990		5.97	12/31/07
					5,628	$67,536

Donald W. Fulton, Jr.		7,500	12.00	12/31/16
	7,346		10.65	12/31/15
	2,717		9.75	12/31/14
	45		10.10	12/31/13

Gregory P. Marshall		5,000	12.00	12/31/16
	7,911		10.65	12/31/15
	7,996		9.75	12/31/14
	8,920		10.10	12/31/13
	4,360		8.00	12/31/12

					3,000	36,000

Julie R. Anderson		7,500	12.00	12/31/16
	7,911		10.65	12/31/15
	7,996		9.75	12/31/14
	8,109		10.10	12/31/13
	9,213		8.00	12/31/12
	4,185		8.00	12/31/11
	1,996		8.00	12/31/10
					3,000	36,000

Renee’ R. McKinney		5,000	12.00	12/31/16
	5,651		10.65	12/31/15
	5,437		9.75	12/31/14
	6,001		10.10	12/31/13
	3,409		8.00	12/31/12
	4,883		8.00	12/31/11
	3,644		8.00	12/31/10
	3,746		8.75	12/31/09
	3,456		11.80	12/31/08
					3,000	36,000

All of the above stock options were fully vested on the grant date except for the stock options granted on December 31, 2006. Non-vested stock awards for Mr. Marshall, Ms. Anderson and Ms. McKinney will vest over the three year period ending on December 31, 2009. Mr. Gibson’s non-vested stock awards will vest over the nine year period ending January 1, 2016.

Option Exercises and Stock Vested Table

The following table presents the stock options exercised and the stock awards vested for the named executive officers during 2006.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jack W. Gibson	48,766	$348,906	None	None

Donald W. Fulton, Jr.	2,000	2,360	None	None

Gregory P. Marshall	3,000	10,800	1,000	$12,000

Julie R. Anderson	975	2,530	1,000	12,000

Renee’ R. McKinney	7,646	43,367	1,000	12,000

Pension Benefits Table

The following table presents information related to the Supplemental Retirement Agreements for the named executive officers as of the year ended December 31, 2006.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jack W. Gibson	Supplemental Retirement Agreement	N/A	$1,492,916	None

Gregory P. Marshall	Supplemental Retirement Agreement	N/A	30,967	None

Julie R. Anderson	Supplemental Retirement Agreement	N/A	31,319	None

Renee’ R. McKinney	Supplemental Retirement Agreement	N/A	28,616	None

The Supplemental Retirement Agreements are discussed in further detail in the Compensation Disclosure and Analysis section of this report. The discount rate used to calculate the Present Value of Accumulated Benefit was 7% in accordance with the plan agreement.

Nonqualified Deferred Compensation Table

The following table presents information related to the Executive Savings Plan for the named executive officers during 2006.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jack W. Gibson	$17,640	$34,560	$10,324	None	$199,208

Donald W. Fulton, Jr.	8,850	10,000	2,183	None	46,786

Gregory P. Marshall	6,220	14,080	4,186	None	105,896

Julie R. Anderson	7,500	12,800	3,853	None	101,761

Renee’ R. McKinney	6,064	8,436	2,501	None	50,370

The Executive Savings Plan is discussed in further detail in the Compensation Disclosure and Analysis section of this report. Amounts disclosed above in the “Registrant Contributions in Last Fiscal Year” and “Aggregate Earnings in Last Fiscal Year” columns were also included in the “All Other Compensation” column of the Summary Compensation Table above.

Potential Payments upon Termination or Change in Control

The table below shows the present value of estimated Company payments pursuant to the employment agreements, equity plans and other non-qualified plans described above, upon a termination of employment, including the Company gross-up payments for excise tax on the parachute payments upon a change of control, for each of Mr. Gibson, Mr. Marshall, Mr. Fulton, Ms. Anderson, and Ms. McKinney. The payments represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events, except retirement, are assumed to occur on December 31, 2006 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Termination upon retirement is assumed to occur upon the officer’s normal retirement date. Company payments to a terminated executive may be more or less than the amounts contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

(Dollars in thousands)	Gibson	Fulton	Marshall	Anderson	McKinney
Termination of Employment by Executive with Good Reason
Restricted Stock	$—	$—	$24	$24	$24
Employment Agreement	1,542	505	488	485	427
Executive Savings Plan	147	28	86	81	36
Supplemental Retirement Agreement	1,977	—	—	—	—

Total	$3,666	$533	$598	$590	$487

Termination of Employment by Executive Without Good Reason
Restricted Stock	$—	$—	$24	$24	$24
Employment Agreement	—	—	—	—	—
Executive Savings Plan	147	28	86	81	36
Supplemental Retirement Agreement	1,977	—	—	—	—

Total	$2,124	$28	$110	$105	$60

Termination of Employment by Bank Without Cause
Restricted Stock	$—	$—	$24	$24	$24
Employment Agreement	415	152	171	171	128
Supplemental Retirement Agreement	1,977	—	—	—	—
Executive Savings Plan	147	28	86	81	36

Total	$2,539	$180	$281	$276	$188

Termination of Employment by Bank with Cause
Restricted Stock	$—	$—	$11	$11	$11

Total	$—	$—	$11	$11	$11

Death
Restricted Stock	$49	$—	$60	$60	$60

Supplemental Retirement Agreement	386	—	386	386	386
Executive Savings Plan	147	28	86	81	36

Total	$582	$28	$532	$527	$482

Disability
Restricted Stock	$49	$—	$60	$60	$60
Employment Agreement	205	70	80	80	58
Executive Savings Plan	147	28	86	81	36
Supplemental Retirement Agreement	1,977	—	455	455	455

Total	$2,378	$98	$681	$676	$609

Company Payment upon Change in Control
Employment Agreement	$1,542	$505	$488	$485	$427
Supplemental Retirement Agreement:
Vested prior to change in control	1,977	—	—	—	—
Accelerated vesting due to change in control	1,060	—	683	683	683
Executive Savings Plan	613	192	267	263	166
Restricted Stock	49	—	60	60	60

Sub-total	5,241	697	1,498	1,491	1,336
Contractual Gross-up for Excise Taxes	1,345	256	638	634	551

Total	$6,586	$953	$2,136	$2,125	$1,887

Retirement
Restricted Stock	$4	$—	$60	$60	$60
Supplemental Retirement Agreement	1,941	—	161	161	152
Executive Savings Plan	147	28	86	81	36

Total	$2,092	$28	$307	$302	$248

Director Compensation Table

The following table presents the director compensation during 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)

Herman A. Hall, III	None	$20,300	$6,551	$26,851

W. Lewis Witt	$21,000	None	4,320	25,320

Patricia M. Windsor	None	19,050	6,328	25,378

Bobby L. Ralph	None	19,000	6,601	25,601

Emil A. Viola	None	19,200	6,588	25,788

Douglas J. Glenn	None	14,450	25,920	40,370

Roland Carroll Smith, Sr.	None	13,600	25,920	39,520

Robert R. Kinser	11,350	None	25,920	37,270

Jordan E. Slone	9,100	None	25,920	35,020

During fiscal year 2006, each director of the Company received a director’s fee of $750 per board meeting attended, $200 per committee meeting attended, and $100 per advisory board meeting attended. The Company has a Directors’ Deferred Compensation Agreement through which directors can elect to defer their directors’ fees by using the fees to purchase non-vested shares of our stock. The non-vested shares will begin vesting five years from the date of grant and will be fully vested nine years from the date of grant. The directors can also elect to defer their board fees and we will accrue interest on the deferred fees at an interest rate equal to the highest rate currently being offered on a Bank of Hampton Roads certificate of deposit.

During 2006, we authorized grants of options to Directors for 60,000 shares of our common stock under our stock incentive plan. The terms of the stock option grants are discussed in further detail in the Compensation Discussion and Analysis section and the Grants of Plan-Based Awards Table section above.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee was an officer or employee of the Company during 2006. During 2006, none of our executive officers served as a member of the Compensation Committee of another entity, nor did any of our executive officers serve as a director of another entity, one of whose executive officers served on our Compensation Committee. All three members of our Compensation Committee have outstanding loans with us. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See “Certain Relationships and Related Transactions” above.

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT AUDITORS

On March 27, 2007, our audit committee approved the dismissal of KPMG LLP (“KPMG”) as our independent registered public accounting firm. Concurrent with this action on the same date, our audit committee appointed Yount, Hyde & Barbour, P.C. (“YHB”) as our new independent registered public accounting firm. The decision to change accountants was approved by the audit committee and ratified by the Board of Directors.

During the two most recent fiscal years ended December 31, 2006 and 2005 and from January 1, 2007 to the date of this Report, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the same period, there have been no reportable events, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005, and on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report on the consolidated financial statements of Hampton Roads Bankshares, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that “As discussed in note 1(l) to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006.”

We have fully authorized KPMG to respond fully to the inquiries of YHB concerning the subject matter of any agreements or events and to all other inquiries.

During the two most recent fiscal years ended December 31, 2006 and 2005 and from January 1, 2007 to the date of this Report, YHB was not engaged as either the principal accountant to audit the Company’s consolidated financial statement or as the auditor of a significant subsidiary of the Company and on whom KPMG was expected to express reliance in its reports.

Further, during the two most recent fiscal years ended December 31, 2006 and 2005 and from January 1, 2007 to the date of this Report, neither the Company nor anyone on the Company’s behalf had consulted YHB regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal control over financial reporting, or any other matter or reportable event described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Audit Committee has appointed, and the Board of Directors has ratified the selection of YHB as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007, and the Board of Directors desires that such appointment be ratified by our shareholders at the Annual Meeting. Representatives of YHB and KPMG are not expected to be present at the Annual Meeting and, therefore, will not have an opportunity to make a statement if they desire to do so or be able to respond to appropriate questions.

A majority of the votes cast by holders of the Company’s common stock is required for the ratification of the appointment of the independent auditors.

Amounts paid to KPMG for work performed in 2006 and 2005 appear below:

	2006	2005
Audit fees (1)	$161,500	$145,900
Audit-related fees (2)	57,500	—
Tax fees (3)	—	4,000

(1)	Fees for financial statement audit, including audit of internal control over financial reporting and interim reviews.
(2)	Fees for professional services rendered in connection with the Form S-1 registration statement filed with the SEC.
(3)	Fees for reviewing federal and state income tax returns.

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services provided by the firm of independent auditors. During 2006, the Audit Committee pre- approved 100% of services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE

“FOR” THE RATIFICATION OF YOUNT, HYDE & BARBOUR, P.C.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by a shareholder’s proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS

RELATED TO 2008 ANNUAL MEETING

The next Annual Meeting of Shareholders will be held by the Company on or about April 22, 2008. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than November 17, 2007. All such proposals and notifications should be sent to Jack W. Gibson, President and Chief Executive Officer, at 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

The Bylaws also prescribe the procedure that a shareholder must follow to nominate directors for election. Such nominations require written notice delivered to the Secretary of the Company at our principal executive office not later than (i) 45 days before the date on which we first mailed proxy materials for the prior year’s annual meeting of shareholders or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The written notice must provide certain information and representations regarding both the nominee and the shareholder making the nomination and a written consent of the nominee to be named in a proxy statement as a nominee and to serve as a director if elected. Any shareholder may obtain a copy of the Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated mailing date of April 2, 2007 for the 2007 Proxy, the Company must receive proper notice of any such shareholder nomination no later than February 16, 2008.

GENERAL

Our 2006 Annual Report to Shareholders accompanies this Proxy Statement. Upon written request, we will provide shareholders with a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Donald W. Fulton, Jr., Senior Vice President and Chief Financial Officer, Hampton Roads Bankshares, Inc., 999 Waterside Dr., Suite 200, Norfolk, Virginia 23510.

BY ORDER OF THE BOARD OF DIRECTORS OF THE COMPANY

Norfolk, Virginia	/s/ Tiffany K. Glenn
April 2, 2007	Tiffany K. Glenn, Secretary

Appendix A

HAMPTON ROADS BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

PREAMBLE

This charter governs the operations of the Audit Committee (the “Committee”) of Hampton Roads Bankshares, Inc. and its subsidiaries (the “Company”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

I. PURPOSE

The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of its financial statements. The Committee shall also oversee and evaluate:

1.	the integrity of the Company’s financial statements;

2.	the financial reporting process;

3.	the systems of internal accounting and financial controls;

4.	the performance of the Company’s internal audit function and independent auditors; and

5.	the Company’s compliance with ethics policies and legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, and management of the Company. The Committee should also encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and any of its subsidiaries, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Board of Directors will provide funding, as necessary, for this purpose in accordance with the Sarbanes-Oxley Act of 2002.

II. COMPOSITION

The Committee shall be composed of three of more members of the Company’s Board of Directors appointed by the Board, each of whom shall be “independent” and satisfy the other requirements for Audit Committee membership promulgated by the SEC and any applicable listing standards (including NASDAQ Rule 4350 (d) (2)). All members of the Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and have a working familiarity with basic finance and accounting practices. One or more members of the Committee as determined by the Board shall qualify as a “financial expert” as defined by the SEC and any applicable listing standards. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board and shall serve until they are replaced, resign, or their successors are duly elected and qualified. The Chairperson is selected by the Board of Directors.

III. MEETINGS

The Committee shall meet at least four times a year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet with management and the independent accountants to discuss any matters that the Committee or any of these groups believes should be discussed. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Company’s financials consistent with the Committee’s duties and responsibilities. The Committee shall meet al least annually with the internal auditor in executive session without any members of management to discuss any potential problems or weaknesses in financial reporting controls discovered during internal audits. The Committee shall meet at least annually with the independent auditors in executive session without any members of management or the internal auditor to discuss any potential problems or weaknesses in financial reporting controls discovered during the financial audit.

IV. RESPONSIBILITIES AND DUTIES

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of its activities to the Board. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take appropriate actions to set the overall corporate “tone” for quality financial reporting. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee, with the concurrence of the Company’s Board of Directors, may supplement them as appropriate.

1.	The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors except as otherwise provided for as De Minimus exceptions under Section 202 of the Sarbanes-Oxley Act of 2002. The Committee shall not engage the independent auditors to perform the specific non-audit services prohibited by law or regulation. The Committee may delegate pre-approval authority to the chairman of the Committee so long as any decisions made by the chairman are presented to the full Committee at its next scheduled meeting.

2.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

a.	The firm’s internal quality control procedures.

b.	Any material issues raised by the most recent internal quality control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	The Committee shall obtain a formal written statement from the outside auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the Committee’s responsibility (i) to actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity of the auditor, and (ii) for taking, or recommending that the full Board take appropriate action to oversee the independence of the outside auditor.

3.	The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and any applicable listing standards.

4.	The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits. Also, the Committee shall discuss with management, the internal auditor, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s polices and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

5.	The Committee shall periodically meet separately with management and separately with the independent auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditor and the independent auditors to meet privately with the Committee to discuss any audit problems or difficulties and management’s response.

6.	The Committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

7.	The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

8.	The Committee shall review and discuss earnings press releases.

9.	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. If it is not practical to schedule a full Committee meeting in time to meet SEC accelerated filing requirements, the chair of the Committee may represent the entire Committee for the purpose of this review and report to the Committee at its next regularly scheduled meeting.

10.	The Committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

11.	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

13.	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

14.	The Committee shall perform a self-evaluation of its performance at least annually to determine whether it is functioning effectively.

15.	The Committee shall have the specific responsibility and all authority necessary to comply with Rule 10A-3(b)(2), (3), (4) and (5) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), concerning responsibilities relating to: (i) registered public accounting firms, (ii) complaints relating to accounting, internal accounting controls or auditing matters, (iii) authority to engage advisors, and (iv) funding as determined by the Committee.

Appendix B

HAMPTON ROADS BANKSHARES, INC.

COMPENSATION COMMITTEE CHARTER

I. PURPOSE

The purpose of the Compensation Committee (the “Committee”) of Hampton Roads Bankshares, Inc. (the “Company”) shall be to administer the compensation policies and practices applicable to the Company’s executive officers.

II. COMPOSITION OF COMMITTEE

The Board of Directors shall appoint the Committee and its Chairperson. The Committee shall be composed of three or more members of the Board of Directors. Each Committee member shall be “independent” in accordance with the requirements of the Securities and Exchange Commission and any applicable stock exchange listing standards. Committee members shall serve until they are replaced, resign, or their successors are duly elected and qualified.

III. COMMITTEE OPERATIONS

The Committee will meet at least annually. Additional meetings may be held as the Committee or its chairperson deem advisable. The Committee shall keep adequate records of each of its meetings. All actions taken shall be reported to the Board at the next Board meeting following the Committee meeting.

IV. DUTIES AND RESPONSIBILITIES

The Committee shall have the exclusive authority to determine the compensation, including salaries, bonuses, employee benefits, executive incentive plans, policies, practices and programs, for the Company’s executive officers. The Committee will be responsible for granting any equity awards to the executive officers. It will evaluate the performance of the Company’s CEO, and, with the assistance of the CEO, the performance of the other executive officers. In addition, the Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations. The Committee shall review and approve any new compensation plans, including equity based plans, relative to the executive officers. The Committee shall have the power to amend, modify, or change any benefits, plans, or programs for executive officers subject to applicable laws and regulations. The Committee shall perform such other duties, responsibilities and activities as may be directed by the Board of Directors.

B-1

Appendix C

HAMPTON ROADS BANKSHARES, INC.

NOMINATING COMMITTEE CHARTER

I. PURPOSE

The purpose of the Nominating Committee (the “Committee”) of Hampton Roads Bankshares, Inc. (the “Company”) shall be to select and recommend to the full Board of Directors nominees for election at each annual and any special meeting of shareholders at which directors are to be elected. It also shall be the responsibility of the Committee to identify and recommend candidates for directors to fill interim vacancies on the Board or, at the direction of the Board, to expand the size of the Board.

II. COMPOSITION OF COMMITTEE

The Board of Directors shall appoint the Committee and its Chairperson. The Committee shall be composed of three or more members of the Board of Directors. Each Committee member shall be “independent” in accordance with requirements of the Securities and Exchange Commission and any applicable stock exchange listing standards. Committee members shall serve until they are replaced, resign, or their successors are duly elected and qualified.

III. COMMITTEE OPERATIONS

The Committee will meet at least annually. Additional meetings may be held as the Committee or its chairperson deem advisable. The Committee shall keep adequate records of each of its meetings. All actions taken shall be reported to the Board at the next Board meeting following the Committee meeting.

IV. DUTIES AND RESPONSIBILITIES

The Committee shall have the responsibility for annually presenting to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders. In the event of a special meeting of shareholders at which one or more directors are to be elected, the Committee shall present a recommendation of nominees to the Board. In addition, the Committee shall identify and recommend nominees to the Board to fill any interim Board vacancies or, at the Board’s direction, nominees for expansion of the Board. In carrying out its responsibilities, the Committee shall review each potential nominee’s qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors.

C-1

REVOCABLE PROXY

Hampton Roads Bankshares, Inc.

X PLEASE MARK VOTES

AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

MAY 8, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April 2, 2007, hereby appoints Emil A. Viola and Jack W. Gibson (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of the Common Stock of Hampton Roads Bankshares, Inc. held of record by the undersigned on March 14, 2007, at the Annual Meeting of Shareholders to be held on May 8, 2007 and at any adjournment thereof.

With- For All

For hold Except

1. To elect four “Class C” directors, each to serve a three year term Expiring in 2010 (except as marked to the contrary below):

Nominees:

(01) Herman A. Hall, III (02) W. Lewis Witt (03) Robert R. Kinser (4) Jordan E. Slone

IINSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

For Against Abstain

2. To ratify the appointment by the Board of Directors of Yount, Hyde & Barbour, P.C. as the Company’s independent auditors for the year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” all proposals.

IN THEIR DISCRETION on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 1 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

I/WE PLAN TO ATTEND THE ANNUAL MEETING

This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will voted for Proposals 1 and 2.

Please be sure to sign and date Date this Proxy in the box below. + +

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

Hampton Roads Bankshares, Inc.

Please sign your name(s) exactly as they appear on this card. If signer is a corporation, please sign in full corporate name by duly authorized officer. If an attorney, guardian, administrator, executer, or trustee, please give full title as such. If a limited liability company or partnership, sign in limited liability company or partnership name by authorized person. If any stock is held jointly, both shareholders must sign this proxy.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.